EXHIBIT 10.01

                                PATENT ASSIGNMENT

     In consideration of Ten Dollars ($10.00) and the terms and provisions contained in that certain Royalty Agreement dated July 18, 1997 between Assignee and Assignor (the "Royalty Agreement"), which is incorporated herein by reference, and other valuable consideration, the receipt of which is hereby acknowledged, Intercell Corporation, having offices at 370 Seventeenth Street, Suite 3290, Denver, Colorado 80202 ("Assignor") hereby sells and assigns to Intercell Technologies Corporation, having offices at 7201 East Camelback Road, Suite 250, Scottsdale, Arizona 85251 ("Assignee"), its successors and assigns, the entire right, title and interest in and to the improvements of the following United States Patent Applications:

 1.   U.S.  Patent  Application  Number  08/658,355;  Filing Date 5 June 1996;
      Title: "PORTABLE TELEPHONE WITH DUAL RESONANCE ANTENNA," (as amended); and

 2.   U.S. Patent  Application Number 08/715,796; Filing Date 19 September 1996;
      Title: "DUAL RESONANCE ANTENNA FOR PORTABLE TELEPHONE."

and any and all applications for patent and patents therefor in any and all countries, including all divisions, reissues, continuations and extensions thereof, and all rights of priority resulting from the filing of said United States patents and applications, and authorize and request any official whose duty it is to issue patents, to issue any patent on said improvements or resulting therefrom to said Assignee, or its successors or assigns and agree that on request and without further consideration, but at the expense of Assignee, Assignor will communicate to said Assignee, or its representatives or nominees, any facts known to us respecting said improvements and testify in any legal proceedings, sign all lawful papers, execute all divisional, continuing and reissue applications, make all rightful oaths and generally do everything possible to aid Assignee its successors, assigns and nominees, to obtain and enforce proper patent protection for said inventions in all countries. Assignor covenants with said Assignee, its successors and assigns, that the rights and property hereby covered are free and clear of any encumbrances, and that Assignee has full right to convey the same, subject to such subsequent assignee's agreement to be bound by the terms and provisions of the Royalty Agreement.

                                INTERCELL CORPORATION


Date: July 25, 1997             /s/ Paul H. Metzinger
                                ------------------------------------------------
                                Paul H. Metzinger, President and Chief Executive
                                Officer

     On this 25th day of July, 1997, before me, the undersigned, personally appeared Paul H. Metzinger, President and Chief Executive Officer of Intercell Corporation, known to be to be the person whose name is subscribed to the within instrument, and acknowledged to me that he executed the foregoing instrument for the purposes therein contained.

     IN WITNESS WHEREOF, I have set my hand and official seal.

     My commission expires: April 18, 2000

     [SEAL]

                                       /s/ Kristi J. Kampmann
                                       -----------------------------------------
                                       Notary Public

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